Exhibit 99.1

NEWS RELEASE

FOR RELEASE ON JUNE 21, 2007 AT 6:00 AM EDT

Contact:

William Kent, Director, Investor Relations

303-991-5070

STORM CAT ENERGY CORPORATION ANNOUNCES MANAGEMENT CHANGES

DENVER and CALGARY, Alberta – June 21, 2007 – Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) today announced that is making senior management changes focused on optimizing the Company’s structure and continuing to increase shareholder value.   Joseph M. Brooker, who has been working with the Company as a independent consultant since early 2007 has been named Chief Executive Officer of Storm Cat Energy.   Mr. Brooker will be appointed to the Company’s Board of Directors following the Company’s Annual General Meeting of Shareholders on June 21, 2007. He plans to assume his duties as Chief Executive Officer by July 2, 2007.

Also announced was that Keith Knapstad who has been serving as Acting President and Chief Executive Officer of Storm Cat since March 9, 2007 has been appointed President and Chief Operating Officer.  Knapstad will continue to have oversight and control of all aspects of the Company’s United States and Canadian operations.

“These senior management changes are a key component of our efforts to continually strengthen and broaden our management capabilities” said Lead Director Mike Wozniak.  “Joe has a solid and impressive track record helping grow energy companies into world-class organizations, while Keith has unparalleled operational expertise.  By combining their complementary backgrounds and in-depth knowledge of the energy business it will enable Storm Cat to maximize its potential in its current assets and capitalize on the Company’s strengths in unconventional resource development.”

Mr. Brooker is a petroleum engineer with nearly 20 years of experience in the oil and gas business.  He was most recently Vice President and General Counsel of Medicine Bow Energy Corporation, a Denver-based private-equity-backed exploration and production company with operations in the Rockies, Mid-Continent and East Texas.  Medicine Bow sold to El Paso Corporation in 2005 for $834 million. Prior to that, Mr. Brooker was Vice President of Land and General Counsel of Shenandoah Energy Inc, a Denver-based private equity backed exploration and production company with operations in the Uinta and Raton Basins.  Shenandoah sold to Questar Exploration and Production in 2001 for $406 million.

“Storm Cat is poised for solid growth and I am excited to be joining at the team at such a pivotal point in the Company’s development,” said Mr. Brooker. “Admired for its technical expertise and high quality assets, Storm Cat has the ability to mature into a best-in-class exploration and production company.  I look forward to working closely with Keith to build upon the success the Company has already achieved, while at the same time growing the business and enhancing shareholder value.”

Mr. Brooker received a B.S. in Petroleum Engineering from Marietta College in 1982 and a J.D. from the University of Cincinnati College of Law in 1989. He is a member of the Society of Petroleum Engineers, Rocky Mountain Association of Geologists, IPAA and numerous other trade organizations

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the pursuit, exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations. The Company has producing properties in Wyoming’s Powder River Basin, and exploitation and development acreage in Canada, Arkansas and Alaska. The Company’s shares trade on the American Stock Exchange under the symbol “SCU” and in Canada on the Toronto Stock Exchange under the symbol “SME.”

Company Contact:

William Kent

Director,

Investor Relations

Phone: 303-991-5070

www.stormcatenergy.com

Forward-looking Statements

This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995, and within the meaning of Canadian securities legislation, relating to the proposed use of proceeds.  Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made and they involve a number of risks and uncertainties.  Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change.  Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but a change in the use of proceeds, the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with

Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 31, 2006.

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FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.